Exhibit 99.1

December 5, 2018

FOR ADDITIONAL INFORMATION

Media Ken Stammen Corporate Media Relations (614) 460-5544 kstammen@nisource.com	Investors Randy Hulen Vice President, Investor Relations (219) 647-5688 rghulen@nisource.com	Sara Macioch Manager, Investor Relations (614) 460-4789 smacioch@nisource.com

NiSource Announces Issuance of $500 Million of

Depositary Shares Representing Interests in

Series B Preferred Stock

MERRILLVILLE, Ind. – NiSource Inc. (NYSE: NI) today announced that it has completed its previously announced underwritten public offering of 20,000,000 depositary shares (the “Depositary Shares”), each representing a 1/1000th ownership interest in a share of NiSource’s 6.50% Series B Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock (the “Series B Preferred Stock”), liquidation preference $25,000 per share (equivalent to $25 per Depositary Share). The Series B Preferred Stock is a new series of preferred stock that ranks on a parity with the 400,000 shares of NiSource’s 5.650% Series A Fixed-Rate Reset Cumulative Redeemable Perpetual Preferred Stock issued in June 2018. The Depositary Shares have the same preferences, limitations, and relative rights as the Series B Preferred Stock and are expected to be listed on the New York Stock Exchange.

NiSource intends to use the net proceeds from the sale to finance capital expenditures and for general corporate purposes. Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, Barclays Capital Inc. and Goldman Sachs & Co. LLC acted as joint book-running managers for the offering. BNY Mellon Capital Markets, LLC, KeyBanc Capital Markets Inc., Loop Capital Markets LLC, Scotia Capital (USA) Inc. and The Huntington Investment Company acted as co-managers.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities described herein.

About NiSource

NiSource Inc. (NYSE: NI) is one of the largest fully-regulated utility companies in the United States, serving approximately 3.5 million natural gas customers and 500,000 electric customers across seven states through its local Columbia Gas and NIPSCO brands. Based in Merrillville, Indiana, NiSource has approximately 8,000 employees. NI-F

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the securities laws. Investors and prospective investors should understand that many factors govern whether any forward-looking statement contained herein will be or can be realized. Any one of those factors could cause actual results to differ materially from those projected. All forward-looking statements are based on assumptions that management believes to be reasonable; however, there can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially from the forward-looking statements include, among other things, NiSource’s debt obligations; any changes in NiSource’s credit rating; NiSource’s ability to execute its growth strategy; changes in general economic, capital and commodity market conditions; pension funding obligations; economic regulation and the impact of regulatory rate reviews; NiSource’s ability to obtain expected financial or regulatory outcomes; any damage to NiSource’s reputation; compliance with environmental laws and the costs of associated liabilities; fluctuations in demand from residential and commercial customers; economic conditions of certain industries; the success of NIPSCO’s electric generation strategy; the price of energy commodities and related transportation costs; the reliability of customers and suppliers to fulfill their payment and contractual obligations; potential impairments of goodwill or definite-lived intangible assets; changes in taxation and accounting principles; potential incidents and other operating risks associated with the business; impacts from the Greater Lawrence, Massachusetts gas distribution system incident (including any changes in management’s estimates or assumptions regarding financial impact, the timing and amount of insurance recoveries, the outcomes of governmental investigations, changes to state and federal legislation or regulation impacting NiSource’s operating practices, and NiSource’s ability to recover its costs through rates or offset them through operational or other cost savings); the impact of an aging infrastructure; the impact of climate change; potential cyber-attacks; construction risks and natural gas costs and supply risks; extreme weather conditions; the attraction and retention of a qualified work force; the ability of NiSource’s subsidiaries to generate cash; tax liabilities associated with the separation of Columbia Pipeline Group, Inc. on July 1, 2015; NiSource’s ability to manage new initiatives and organizational changes; the performance of certain third-party suppliers and service providers; the availability of insurance to cover all significant losses; and other matters set forth in the “Risk Factors” section of NiSource’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and NiSource’s Quarterly Reports on form 10-Q for quarterly periods ended in 2018, many of which risks are beyond the control of NiSource. In addition, the relative contributions to profitability by each business segment, and the assumptions underlying the forward-looking statements relating thereto, may change over time. NiSource expressly disclaims any duty to update, supplement or amend any of its forward-looking statements contained in this press release, whether as a result of new information, subsequent events or otherwise, except as required by applicable law.

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